SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 21, 2001


                      International Cosmetics Marketing Co.
                      -------------------------------------
      (Exact name of registrant as it appears as specified in its charter)


   Florida                              0-27833                 65-0598868
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission File         (IRS Employer
 or incorporation)                       Number)             Identification No.)


    6501 NW Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487
    ------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code  561-999-8878
                                                    ------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5.    Other Events.


History

International Cosmetics Marketing Co., d/b/a Beverly Sassoon & Company, ("ICMK" or the "Company") has the exclusive worldwide rights to manufacture, market and distribute consumer products utilizing the brand names and likeness of "Beverly Sassoon" and "Elan Sassoon."

Beverly Sassoon & Co. commenced operations in late 1999 to develop and distribute a variety of skin care, nutritional and wellness products branded with the Beverly Sassoon and Elan Sassoon names. Following the initial test phase, the Company has now developed what they feel is the ideal product selection for upscale mass market distribution. The Company has recently received a purchase order from a major retailer. The initial orders are for a line of skin care products and will include seven SKU's to be delivered by July
15. The retailer has shown interest in three additional skin care products. While no purchase order has been received to date, the Company has received from the same retailer a commitment for sun care products consisting of seven SKUs.

Objective

Beverly Sassoon & Co.'s objective is to develop a unique line of skin care products with a quality and selection traditionally distributed through department stores. Management of the Company believes that a unique niche exists for their products in the upper end of the mass market. As the awareness of the product line becomes more established, the Company anticipates that some line extension can be developed through licensing opportunities. The Company is currently developing public relations and marketing campaigns to support the debut of the new line of products.

Products and Product Development

Beverly Sassoon and Co. is committed to building its brand name and consumer loyalty by selling premium quality, innovative personal care products. Management also anticipates publishing and broadcasting efforts, reference and how-to informational material specifically linked to the Company's products and market segments.

By providing consumers with information through print, broadcast and electronic media on the products produced by the Company and its competitors, Beverly Sassoon & Co. believes that it can exemplify the high quality level of its products and philosophy over those of its competitors and that an informed consumer will be more apt to purchase products on which the public has been education.

Market Statistics

According to the United States Treasury Department estimates worldwide retail sales of cosmetic products (which include skin care products, color cosmetics, women's and men's fragrances and body and bath products) to exceed $45 billion. The cosmetics market in the United States is figured to be approximately $20 billion. The same source states that the worldwide cosmetics market remains strong because the products are purchased by consumers in pursuit of personal enhancement.

Financial Direction

The Company feels it can compete in the skin-care industry and create a competitive market share for its products. According to Hoover Online, the gross profit margin for the consumer product industry is approximately 63%. Due to the outsourcing of product manufacturing and distribution of products with initially low volume, management anticipates gross profit margins to be lower than industry averages in the first two years of production.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made above here are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and are identified by the use of forward-looking terminology such as "may, "anticipate, "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The Company does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by its management over time means that actual events are bearing out as estimated in such forward-looking statements.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTERNATIONAL COSMETICS MARKETING CO.


                                  By:  /s/ Sam Lazar
                                       ----------------------
                                         Sam Lazar
                                         President and Chief Operating Officer

                                       /s/ Sonny Spoden
                                       ----------------------
                                         Sonny Spoden
                                         Chief Financial Officer


DATED:  June 21, 2001